UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35733	45-5146560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 38th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 649-0600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, $0.01 par value per share	SAMG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2019, the Board of Directors (the “Board”) of Silvercrest Asset Management Group Inc. (the “Company”) appointed Richard Burns as an independent director. Mr. Burns was appointed to the class of directors whose terms of office expire at the 2022 Annual Meeting of Stockholders. Mr. Burns was also appointed to serve on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. There are no arrangements or understandings between Mr. Burns and any other person pursuant to which he was selected as a director.  Mr. Burns has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.   Mr. Burns will receive compensation consistent with other non-management directors of the Board, which currently consists of $65,000 for each annual term served and may include future grants of Class A restricted stock units. Mr. Burns has entered into an indemnification agreement with the Company in the same form as its other directors have entered, which is filed as exhibit 10.3 to the Company’s registration Statement on Form S-1 (Registration No. 333-188005).

Mr. Burns co-founded Isis Ventures Partners in 2002 and is currently one of its general partners and Chairman of its operating companies. Prior to co-founding Isis, Mr. Burns was President and Chief Executive Officer of Thomson Financial Media, a company holding the banking, insurance and electronic commerce media assets of The Thomson Corporation. Mr. Burns also previously served as Chief Executive Officer and publisher of Institutional Investor, a leading media business for fund management and finance professionals. Mr. Burns is currently a director on the board of Interaudi Bank, an FDIC-regulated bank based in New York. He serves as Chairman of the bank’s audit committee and is a member of its compliance committee. He also serves as Chairman of the board of Intelligent Security Systems, a leading provider of algorithmic software solutions for the global video intelligence industry. Mr. Burns has previously served as a member of the Board of Trustees of the American Museum of Natural History and currently serves on the board of Carnegie Hall, representing New York City Comptroller Scott Stringer, and the board of trustees of the David Rockefeller-founded Americas Society.

Mr. Burns was educated at St. John’s College, Oxford University, where he received B.A. and M.A. degrees. He subsequently received his Masters of Science from Columbia University’s Graduate School of Journalism.

Based on his experience and qualifications, Mr. Burns was appointed as a member of the Board.

Item 7.01 Regulation FD Disclosure

On October 24, 2019, the Company issued a press release announcing the appointment of Mr. Burns as a director of the Company, a copy of which is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in Exhibit 99.1 shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of Silvercrest Asset Management Group Inc., dated October 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2019

Silvercrest Asset Management Group Inc.

By:	/s/ Scott A. Gerard
Name: Scott A. Gerard
Title: Chief Financial Officer